UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025 (February 7, 2025)

Transportation and Logistics Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34970	26-3106763
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

(Address of Principal Executive Offices) (Zip Code)

(833) 764-1443

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on August 12, 2024, Transportation and Logistics Systems, Inc. (the “Company”, “we”, “us” or “our”) issued two (2) promissory notes (the “August 2024 Notes”) to certain investors (the “2024 Lenders”) in an aggregate principal amount of $150,000, with an interest rate of 10% per annum and that mature six (6) months from the date of issuance.

On February 10, 2025, we entered into an Amendment Agreement with the 2024 Lenders pursuant to which the maturity date of the August 2024 Notes for the outstanding principal and interest was extended from February 12, 2025, to August 12, 2025. All other terms and conditions of the August 2024 Notes remain unchanged.

The foregoing does not purport to be a complete description of the Amendment Agreement, and such description is qualified in its entirety by reference to the full text of such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated by reference herein.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on February 6, 2024, the Company issued an unsecured promissory note to John Mercadante (“Mr. Mercadante”), a Director of the Company, in the principal amount of $64,534 (the “Mercadante Note”). The Mercadante Note has a maturity date of one year from the date of issuance and accrues interest at a rate per annum of 12%.

On February 7, 2025, the Company received a default notice (the “Default Notice”) for the failure to pay outstanding principal and interest due on the Mercadante Note on the maturity date of February 6, 2025. As a result of such default, the interest rate of the Mercadante Note was increased to 17% per annum effective as of February 7, 2025.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Promissory Note Amendment Agreement, dated as of February 10, 2025, between the Company and certain investors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2025

Transportation and Logistics Systems, Inc.

By:	/s/ Sebastian Giordano
Sebastian Giordano
Chief Executive Officer, Chief Financial Officer and Treasurer